UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event report): February 9, 2009

Constellation Energy Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Constellation Way
Baltimore, MD	21202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 468-3500

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, on January 8, 2009, the Company was served by Trust Venture Company, LLC (“Trust Venture”), on behalf of the Torch Energy Royalty Trust (the “Trust”), with a purported derivative action demanding an audited statement of revenues and expenses associated with the non-operating net profits interest (the “NPI”), alleging a breach of contract under the conveyance associated with the NPI and the agreement establishing the Trust and asserting that above market rates for services were paid, reducing the amounts paid to the Trust in connection with the NPI. On February 9, 2009, the Company submitted a request for binding arbitration against the Trust under the arbitration provisions of the conveyance and the agreement establishing the Trust to be heard in Houston, Texas. This arbitration request relates to the matters raised by Trust Ventures in the lawsuit mentioned above. Also on February 9, 2009, the Company filed a Motion to Dismiss the suit by Trust Venture asserting, among other things, Trust Venture’s lack of standing and the failure to comply with the arbitration provisions of the contracts. Trust Venture is seeking to stay the arbitration proceeding. There can be no assurance as to the outcome or result of the actions or the eventual outcome of the lawsuit or the arbitration proceeding. The Company intends its forward-looking statements relating to the action to speak only as of the time of such statements and does not plan to update or revise them except to the extent that material information becomes available.

As previously disclosed, the Company has suspended all quarterly cash contributions with respect to the Company’s Class D interests. The suspension of the special quarterly cash distributions reflects $1.3 million in distributions for the three months ended December 31, September 30, June 30, and March 31, 2008. The remaining undistributed amount of the Class D interests is $6.7 million.

The Company has made certain statements in this Current Report on Form 8-K that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These forward-looking statements are largely based on the Company’s expectations, which reflect estimates and assumptions made by the Company’s management. These estimates and assumptions reflect the Company’s best judgment based on currently known market conditions and other factors. Although the Company believes such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond the Company’s control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this Current Report on Form 8-K are not guarantees of future performance, and the Company cannot assure you that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section and elsewhere in the Company’s Securities and Exchange Commission filings. All forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company does not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION ENERGY PARTNERS LLC

Date: February 13, 2009	By:	/s/ Charles Ward
Charles Ward
Chief Financial Officer